STATE OF
  NORTH                    [SEAL]             Department of The
  CAROLINA                                  Secretary of State

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            To all whom these presents shall come, Greetings:

            I, Rufus L Edmisten, Secretary of State of the State of

      North Carolina, do hereby certify the following and hereto attached to be a true copy of

                            ARTICLES OF INCORPORATION
                                       OF
                              RI ACQUISITION, INC.

      the original of which was filed in this office on the 14th day of

      December, 1992.


                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 14th day of December, 1992.


           [SEAL]                                   /s/ Rufus L. Edmisten
                                                    Secretary of State

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

                                                                  C-0317060
                                                              ------------------
                                                                     FILED
                                                                    9:00 AM
                                                                 DEC 14, 1992

                                                               RUFUS L. EDMISTEN
                                                              SECRETARY OF STATE
                                                                NORTH CAROLINA

                            ARTICLES OF INCORPORATION
                                       OF
                              RI ACQUISITION, INC.

      The undersigned does hereby submit these Articles of Incorporation pursuant to ss. 55-2-02 of the General Statutes of North Carolina, and any amendments thereto, for the purpose of forming a business corporation, and to that end does hereby set forth the following:

                                    ARTICLE I
                                    ---------

      The name of the corporation is RI Acquisition, Inc.

                                   ARTICLE II
                                   ----------

      The class of shares, the aggregate number of shares of such class, and the par value per each share of such class which the corporation shall have authority to issue are as follows:

                                   Par                 No. of
            Class                  Value               Shares
            -----                  -----               ------
            Common                 $0.01               10,000

                                   ARTICLE III
                                   -----------

      The street and mailing address of the initial registered office of the corporation is 2600 Charlotte Plaza, Mecklenburg County, Charlotte, North Carolina 28244. The name of the initial registered agent at such address is Mark
R. Bernstein.

                                   ARTICLE IV
                                   ----------

      The name and address of the incorporator are:

                         Mark R. Bernstein
                         Parker, Poe, Adams & Bernstein
                         2600 Charlotte Plaza
                         Charlotte, North Carolina 28244

                                    ARTICLE V
                                    ---------

      To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

      IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and seal, this 11th day of December, 1992.


                                        /s/ Mark R. Bernstein             (SEAL)
                                        ---------------------
                                        Mark R. Bernstein, as Incorporator

Drawn by, return to:
Parker, Poe, et al.
2600 Charlotte Plaza
Charlotte, NC 28244
Attn.:   John R. Hairr III




EGS/580